Rackspace Hosting Reports Second Quarter 2012 Results
For the quarter ended June 30, 2012:

•	Net revenue of $319 million grew 29% year-over-year

•	Adjusted EBITDA(1) of $112 million grew 37% year-over-year

•	Achieved adjusted EBITDA margin of 35.1%, up from 33.0% year-over-year

•	Net income of $25 million grew 43% year-over-year

SAN ANTONIO - August 7, 2012 - Rackspace® Hosting, Inc. (NYSE: RAX), the open cloud company, announced financial results for the quarter ended June 30, 2012.
Net revenue for the second quarter of 2012 was $319 million, up 5.9% from the previous quarter and 29% from the second quarter of 2011. Net revenue for the second quarter of 2012 was negatively impacted by currency exchange rates when compared to the second quarter of 2011 by $2.3 million and positively impacted compared to the previous quarter by $0.6 million.
Total server count increased to 84,978 up from 82,438 servers at the end of the previous quarter, and total customers increased to 190,958, up from 180,866 at the end of the previous quarter.
“At the halfway point in the year, we have made a lot of progress on our plans to broaden our product and services portfolio while simultaneously managing a rapidly growing business. Keep your eyes open for more product announcements in the coming weeks, and we look forward to updating you on our progress in November,” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $112 million, an 11.1% increase compared to the first quarter of 2012 and a 37% increase compared to the second quarter of 2011. The adjusted EBITDA margin for the quarter was 35.1% compared to 33.4% in the previous quarter and 33.0% for the second quarter of 2011.
Consistent with prior periods, adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge relating to data center operating leases. During the second quarter of 2012, the non-cash data center lease charge was $2.1 million.
Net income was $25 million for the quarter, up 8.4% from the previous quarter and up 43% from the second quarter of 2011. Net income margin for the quarter was 7.9% compared to 7.7% for the previous quarter and 7.1% in the second quarter of 2011.
Cash flow from operating activities was $101 million for the second quarter of 2012. Capital expenditures were $82 million, including $54 million for purchases of customer gear, $3 million for data center build outs, $4 million for office build outs and $21 million for capitalized software and other projects.
Adjusted free cash flow(1) for the quarter was $28.7 million.
At the end of the second quarter of 2012, cash and cash equivalents were $215 million, and debt including capital lease obligations totaled $149 million.
On a worldwide basis, Rackspace employed 4,528 Rackers as of June 30, 2012, up from 4,335 in the previous quarter.
“Last week we achieved a significant milestone in our 2012 plan by launching Cloud Servers powered by OpenStack. This new offering embeds the latest version of the OpenStack software to combine the on-demand scalability of modern cloud infrastructure with the flexibility benefits of open source technology. This product launch represents the culmination of nearly two years of hard work by Rackers throughout the organization, and it will serve as the core of our new Open Cloud platform,” said Lanham Napier, chief executive officer.

Rackspace Developments and Business Highlights

•
Announced availability of production-ready open cloud powered by OpenStack®. The latest software release leverages power of community-driven development to extend on-demand compute, storage and networking capabilities; development process matures to help ensure platform quality and reliability.

•
2012 Microsoft Hosting Partner of the Year. Rackspace was chosen from more than 3,000 global Microsoft partners recognized in the managed, cloud and hybrid hosting industry. This marks the fourth time Rackspace has captured this honor.

•
2012 Computerworld 100 Best Places to Work in IT. The criteria was based on salaries, turnover, training and development, recognizing and rewarding outstanding performances, benefits, and the cost of pursuing technology certifications. Computerworld actually surveyed IT employees currently employed at the 100 organizations that made the list to get an accurate survey result.

•
Business Insider and Glassdoor.com collaborate to name Rackspace one of The 25 Best Tech Companies To Work For In 2012. All the reviews and ratings were taken within the last year to be as up to date as possible. Just a few of the principles they accounted for were culture, lifestyle and what you can learn while working at these companies.

Conference Call and Webcast
Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-504-7960 from the United States and Canada or dial 719-785-1766 from abroad and reference pass code 3500741. A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.
About Rackspace

Rackspace® Hosting (NYSE: RAX) is the open cloud company, delivering open technologies and powering more than 180,000 customers worldwide. Rackspace provides its renowned Fanatical Support® to customers across a broad portfolio of IT products, including Public and Private Cloud and Hybrid and Dedicated Hosting. The company offers customers choice and flexibility, and helps them avoid vendor lock-in. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and is featured on Fortune's list of 100 Best Companies to Work For. Rackspace was positioned in the Leaders Quadrant by Gartner Inc. in the “2011 Magic Quadrant for Managed Hosting.” Rackspace is headquartered in San Antonio with offices around the world. The company website can be found at www.rackspace.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, and the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2011, filed with the SEC on February 17, 2012 and in Rackspace Hosting's Form 10-Q for the quarter ended June 30, 2012, expected to be filed later this week. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations        Corporate Communications
Bryan McGrath            Rachel Ferry
210-312-5230            210-312-3732
ir@rackspace.com        rachel.ferry@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011	June 30, 2012
Net revenue	$247,229	$301,355	$318,990	$477,231	$620,345
Costs and expenses:
Cost of revenue	74,057	87,240	90,052	143,799	177,292
Sales and marketing	31,477	38,502	39,613	61,215	78,115
General and administrative	66,090	83,378	86,813	128,531	170,191
Depreciation and amortization	46,952	55,151	61,808	91,050	116,959
Total costs and expenses	218,576	264,271	278,286	424,595	542,557
Income from operations	28,653	37,084	40,704	52,636	77,788
Other income (expense):
Interest expense	(1,522)	(1,272)	(1,233)	(3,013)	(2,505)
Interest and other income (expense)	(614)	137	(405)	(692)	(268)
Total other income (expense)	(2,136)	(1,135)	(1,638)	(3,705)	(2,773)
Income before income taxes	26,517	35,949	39,066	48,931	75,015
Income taxes	8,956	12,769	13,932	17,549	26,701
Net income	$17,561	$23,180	$25,134	$31,382	$48,314

Net income per share
Basic	$0.14	$0.17	$0.19	$0.24	$0.36
Diluted	$0.13	$0.17	$0.18	$0.23	$0.34

Weighted average number of shares outstanding
Basic	129,706	133,062	135,033	128,780	134,045
Diluted	137,880	139,964	140,786	137,369	140,396

Consolidated Balance Sheets

(In thousands)	December 31, 2011	June 30, 2012
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$159,856	$215,448
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,420 as of December 31, 2011 and $3,725 as of June 30, 2012	68,709	85,161
Deferred income taxes	9,841	9,774
Prepaid expenses	22,006	13,120
Other current assets	2,953	3,996
Total current assets	263,365	327,499

Property and equipment, net	627,490	677,960
Goodwill	59,993	62,177
Intangible assets, net	26,034	23,760
Other non-current assets	49,600	47,332
Total assets	$1,026,482	$1,138,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$156,004	$148,091
Current portion of deferred revenue	14,835	16,065
Current portion of obligations under capital leases	66,031	69,210
Current portion of debt	879	650
Total current liabilities	237,749	234,016

Non-current deferred revenue	3,446	3,162
Non-current obligations under capital leases	72,216	77,939
Non-current debt	—	1,427
Non-current deferred income taxes	68,781	55,164
Non-current deferred rent	23,343	27,754
Other non-current liabilities	21,524	24,447
Total liabilities	427,059	423,909

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	132	135
Additional paid-in capital	383,031	449,133
Accumulated other comprehensive loss	(14,732)	(13,755)
Retained earnings	230,992	279,306
Total stockholders’ equity	599,423	714,819
Total liabilities and stockholders’ equity	$1,026,482	$1,138,728

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011	June 30, 2012
Cash Flows From Operating Activities
Net income	$17,561	$23,180	$25,134	$31,382	$48,314
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	46,952	55,151	61,808	91,050	116,959
Loss on disposal of equipment, net	90	279	86	272	365
Provision for bad debts and customer credits	1,635	1,455	1,678	3,238	3,133
Deferred income taxes	2,179	4,275	(1,602)	5,859	2,673
Deferred rent	2,783	1,930	2,120	5,814	4,050
Share-based compensation expense	5,983	8,509	9,375	13,793	17,884
Excess tax benefits from share-based compensation arrangements	(692)	(20,235)	(9,601)	(1,590)	(29,836)
Changes in certain assets and liabilities
Accounts receivable	(12,154)	(9,008)	(10,306)	(17,870)	(19,314)
Income taxes receivable	1,928	—	—	1,928	—
Prepaid expenses and other current assets	1,268	1,708	6,172	2,478	7,880
Accounts payable and accrued expenses (1)	12,589	9,841	15,722	20,315	25,563
Deferred revenue	(476)	1,496	(791)	(323)	705
All other operating activities	(1,611)	(820)	1,534	978	714
Net cash provided by operating activities	78,035	77,761	101,329	157,324	179,090

Cash Flows From Investing Activities
Purchases of property and equipment (1)	(73,295)	(67,604)	(65,786)	(121,982)	(133,390)
Acquisitions, net of cash acquired	—	(712)	—	(952)	(712)
All other investing activities	—	7	32	—	39
Net cash used in investing activities	(73,295)	(68,309)	(65,754)	(122,934)	(134,063)

Cash Flows From Financing Activities
Principal payments of capital leases	(16,198)	(17,273)	(17,769)	(31,420)	(35,042)
Principal payments of notes payable	(433)	(439)	(440)	(1,041)	(879)
Payments for deferred acquisition obligations	—	(1,826)	(2,900)	—	(4,726)
Receipt of Texas Enterprise Fund Grant	—	3,500	—	—	3,500
Proceeds from employee stock plans	9,216	12,381	5,462	22,967	17,843
Excess tax benefits from share-based compensation arrangements	692	20,235	9,601	1,590	29,836
Net cash provided by (used in) financing activities	(6,723)	16,578	(6,046)	(7,904)	10,532

Effect of exchange rate changes on cash and cash equivalents	140	645	(612)	598	33

Increase (decrease) in cash and cash equivalents	(1,843)	26,675	28,917	27,084	55,592

Cash and cash equivalents, beginning of period	133,868	159,856	186,531	104,941	159,856

Cash and cash equivalents, end of period	$132,025	$186,531	$215,448	$132,025	$215,448

Supplemental cash flow information:
Acquisition of property and equipment by vendor financed capital leases	$20,567	$22,564	$21,380	$39,576	$43,944
Acquisition of property and equipment by vendor financed notes payable	—	—	2,045	—	2,045
Increase (decrease) in property and equipment in accounts payable and accrued expenses	1,459	(7,852)	(7,243)	10,423	(15,095)
Non-cash purchases of property and equipment	$22,026	$14,712	$16,182	$49,999	$30,894

Cash payments for interest, net of amount capitalized	$1,313	$1,258	$1,208	$2,776	$2,466
Cash payments for income taxes	$7,065	$1,955	$2,117	$11,635	$4,072

(1)
The amounts for the three and six months ended June 30, 2011 and the three months ended March 31, 2012 were corrected for immaterial errors. The change was a reclassification between purchases of property and equipment in investing activities and the change in accounts payable and accrued expenses in operating activities. The impact of the change is reflected in the supplemental line "Increase (decrease) in property and equipment in accounts payable and accrued expenses." There were no changes to the other financial statements.

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
Growth
Dedicated Cloud, net revenue	$204,275	$213,899	$224,808	$236,604	$246,417
Public Cloud, net revenue	$42,954	$50,673	$58,453	$64,751	$72,573
Net revenue	$247,229	$264,572	$283,261	$301,355	$318,990
Revenue growth (year over year)	32.0%	32.5%	31.9%	31.0%	29.0%

Net upgrades (monthly average)	1.8%	1.8%	2.0%	1.5%	1.7%
Churn (monthly average)	-0.9%	-0.9%	-0.8%	-0.8%	-0.8%
Growth in installed base (monthly average) (2)	0.9%	0.9%	1.2%	0.7%	1.0%

Number of customers at period end (3)	152,578	161,422	172,510	180,866	190,958
Number of employees (Rackers) at period end	3,712	3,799	4,040	4,335	4,528

Number of servers deployed at period end	74,028	78,717	79,805	82,438	84,978
Average monthly revenue per server	$1,141	$1,155	$1,191	$1,238	$1,270

Profitability
Income from operations	$28,653	$31,070	$39,765	$37,084	$40,704
Depreciation and amortization	$46,952	$49,518	$54,844	$55,151	$61,808
Share-based compensation expense
Cost of revenue	$756	$1,005	$1,047	$1,236	$1,113
Sales and marketing	$609	$864	$839	$1,114	$1,393
General and administrative	$4,618	$5,526	$5,699	$6,159	$6,869
Total share-based compensation expense	$5,983	$7,395	$7,585	$8,509	$9,375
Adjusted EBITDA (1)	$81,588	$87,983	$102,194	$100,744	$111,887

Adjusted EBITDA margin	33.0%	33.3%	36.1%	33.4%	35.1%

Operating income margin	11.6%	11.7%	14.0%	12.3%	12.8%

Income from operations	$28,653	$31,070	$39,765	$37,084	$40,704
Effective tax rate	33.8%	31.7%	34.5%	35.5%	35.7%
Net operating profit after tax (NOPAT) (1)	$18,968	$21,221	$26,046	$23,919	$26,173
NOPAT margin	7.7%	8.0%	9.2%	7.9%	8.2%

Capital efficiency and returns
Interest bearing debt	$138,841	$144,152	$139,126	$143,978	$149,226
Stockholders' equity	$511,843	$551,049	$599,423	$668,436	$714,819
Less: Excess cash	$(102,358)	$(92,931)	$(125,865)	$(150,368)	$(177,169)
Capital base	$548,326	$602,270	$612,684	$662,046	$686,876
Average capital base	$527,635	$575,298	$607,477	$637,365	$674,461
Capital turnover (annualized)	1.87	1.84	1.87	1.89	1.89

Return on capital (annualized) (1)	14.4%	14.8%	17.2%	15.0%	15.5%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
Capital expenditures
Purchases of property and equipment (4)	$73,295	$67,916	$56,629	$67,604	$65,786
Non-cash purchases of property and equipment (4)	$22,026	$25,642	$22,726	$14,712	$16,182
Total capital expenditures	$95,321	$93,558	$79,355	$82,316	$81,968

Customer gear	$48,777	$53,643	$47,376	$52,999	$53,746
Data center build outs	$17,491	$16,715	$6,568	$9,473	$3,285
Office build outs	$14,074	$8,806	$9,915	$4,666	$4,015
Capitalized software and other projects	$14,979	$14,394	$15,496	$15,178	$20,922
Total capital expenditures	$95,321	$93,558	$79,355	$82,316	$81,968

Infrastructure capacity and utilization
Megawatts under contract at period end	38.0	41.9	48.1	47.8	58.0
Megawatts available for use at period end	27.0	29.7	30.7	32.2	32.7
Megawatts utilized at period end	19.0	20.2	20.9	21.4	22.7
Annualized net revenue per average Megawatt of power utilized	$53,455	$53,994	$55,136	$56,994	$57,867

(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.
(2) Due to rounding, totals may not equal the sum of the line items in the table above.
(3) Customers are counted on an account basis, and therefore a customer with more than one account with us would be included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.
(4) Purchases of property and equipment in prior periods were corrected for immaterial errors. The change was a reclassification between purchases of property and equipment and non-cash purchases of property and equipment. There was no impact on total capital expenditures.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012

Net revenue	$247,229	$264,572	$283,261	$301,355	$318,990
Costs and expenses:
Cost of revenue	74,057	82,445	82,851	87,240	90,052
Sales and marketing	31,477	31,838	33,452	38,502	39,613
General and administrative	66,090	69,701	72,349	83,378	86,813
Depreciation and amortization	46,952	49,518	54,844	55,151	61,808
Total costs and expenses	218,576	233,502	243,496	264,271	278,286
Income from operations	28,653	31,070	39,765	37,084	40,704
Other income (expense):
Interest expense	(1,522)	(1,531)	(1,304)	(1,272)	(1,233)
Interest and other income (expense)	(614)	(276)	(226)	137	(405)
Total other income (expense)	(2,136)	(1,807)	(1,530)	(1,135)	(1,638)
Income before income taxes	26,517	29,263	38,235	35,949	39,066
Income taxes	8,956	9,281	13,188	12,769	13,932
Net income	$17,561	$19,982	$25,047	$23,180	$25,134

	Three Months Ended
(Percent of net revenue)	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	30.0%	31.2%	29.2%	28.9%	28.2%
Sales and marketing	12.7%	12.0%	11.8%	12.8%	12.4%
General and administrative	26.7%	26.3%	25.5%	27.7%	27.2%
Depreciation and amortization	19.0%	18.7%	19.4%	18.3%	19.4%
Total costs and expenses	88.4%	88.3%	86.0%	87.7%	87.2%
Income from operations	11.6%	11.7%	14.0%	12.3%	12.8%
Other income (expense):
Interest expense	(0.6)%	(0.6)%	(0.5)%	(0.4)%	(0.4)%
Interest and other income (expense)	(0.2)%	(0.1)%	(0.1)%	0.0%	(0.1)%
Total other income (expense)	(0.9)%	(0.7)%	(0.5)%	(0.4)%	(0.5)%
Income before income taxes	10.7%	11.1%	13.5%	11.9%	12.2%
Income taxes	3.6%	3.5%	4.7%	4.2%	4.4%
Net income	7.1%	7.6%	8.8%	7.7%	7.9%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
(Dollars in thousands)	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
Net revenue	$247,229	$264,572	$283,261	$301,355	$318,990

Income from operations	$28,653	$31,070	$39,765	$37,084	$40,704

Net income	$17,561	$19,982	$25,047	$23,180	$25,134
Plus: Income taxes	8,956	9,281	13,188	12,769	13,932
Plus: Total other (income) expense	2,136	1,807	1,530	1,135	1,638
Plus: Depreciation and amortization	46,952	49,518	54,844	55,151	61,808
Plus: Share-based compensation expense	5,983	7,395	7,585	8,509	9,375
Adjusted EBITDA	$81,588	$87,983	$102,194	$100,744	$111,887

Operating income margin	11.6%	11.7%	14.0%	12.3%	12.8%

Adjusted EBITDA margin	33.0%	33.3%	36.1%	33.4%	35.1%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average capital base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenue – other non-current liabilities, deferred income taxes, and deferred rent); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates to after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet.  ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure. See our ROC reconciliation to return on assets below.

	Three Months Ended
(Dollars in thousands)	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
Income from operations	$28,653	$31,070	$39,765	$37,084	$40,704
Effective tax rate	33.8%	31.7%	34.5%	35.5%	35.7%
Net operating profit after tax (NOPAT)	$18,968	$21,221	$26,046	$23,919	$26,173

Net income	$17,561	$19,982	$25,047	$23,180	$25,134

Total assets at period end	$887,576	$970,677	$1,026,482	$1,089,393	$1,138,728
Less: Excess cash	(102,358)	(92,931)	(125,865)	(150,368)	(177,169)
Less: Accounts payable and accrued expenses	(145,609)	(148,464)	(156,004)	(153,668)	(148,091)
Less: Deferred revenue (current and non-current)	(18,687)	(17,772)	(18,281)	(20,195)	(19,227)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(72,596)	(109,240)	(113,648)	(103,116)	(107,365)
Capital base	$548,326	$602,270	$612,684	$662,046	$686,876

Average total assets	$859,495	$929,127	$998,580	$1,057,938	$1,114,061
Average capital base	$527,635	$575,298	$607,477	$637,365	$674,461

Return on assets (annualized)	8.2%	8.6%	10.0%	8.8%	9.0%
Return on capital (annualized)	14.4%	14.8%	17.2%	15.0%	15.5%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Six Months Ended
(In thousands)	June 30, 2012	June 30, 2012
Adjusted EBITDA	$111,887	$212,631
Non-cash deferred rent	2,120	4,050
Total capital expenditures	(81,968)	(164,284)
Cash payments for interest, net	(1,209)	(2,435)
Cash payments for income taxes, net	(2,100)	(3,775)
Adjusted free cash flow	$28,730	$46,187

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. We believe that Net Leverage provides an additional indicator when assessing our liquidity, capital structure and leverage and provides insight into a company's ability to assume more debt if and when required. A negative Net Leverage indicates that our cash and cash equivalents is greater than our total debt as of the balance sheet date. See our Net Leverage calculation below.

	As of
(Dollars in thousands)	June 30, 2012
Obligations under capital leases	$147,149
Debt	2,077
Total debt	$149,226
Less: Cash and cash equivalents	(215,448)
Net debt	$(66,222)
Adjusted EBITDA (trailing twelve months)	$402,808

Net leverage	(0.16)	x